Exhibit 99.2
Audited Financial Statements

ACAS Acquisition (ASC), Inc. and Subsidiaries
December 31, 2005, 2004 and 2003
With Report of Independent Auditors

ACAS Acquisition (ASC), Inc. and Subsidiaries
Audited Financial Statements
December 31, 2005, 2004 and 2003

Report of Independent Auditors
The Shareholders and Board of Directors
ACAS Acquisition (ASC), Inc. and Subsidiaries
North Canton, Ohio
We have audited the accompanying consolidated balance sheets of ACAS Acquisition (ASC), Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, redeemable preferred stock, warrants, and stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ACAS Acquisition (ASC), Inc. and subsidiaries at December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.
As discussed in Note 2 to the consolidated financial statements, effective January 1, 2004, the Company adopted Statement of Financial Accounting Standard No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.
/s/  Ernst & Young LLP
Akron, Ohio
April 14, 2006, except for
   the eighth paragraph in
   Note 5, to which the
   date is May 8, 2006

ACAS Acquisition (ASC), Inc. and Subsidiaries
Consolidated Balance Sheets
(In Thousands)

	December 31
	2005	2004

Assets
Current assets:
Cash	$1,552	$1,501
Accounts receivable:
Trade, net of allowances of $257 and $377 in 2005 and 2004, respectively	16,770	18,685
Other	1,405	1,720

	18,175	20,405

Inventories	34,799	29,399
Deferred taxes	1,504	2,295
Prepaid expenses	696	733

Total current assets	56,726	54,333

Property and equipment:
Machinery and equipment	17,810	17,336
Office equipment	4,425	3,195
Leasehold improvements	6,606	2,940

Total property and equipment	28,841	23,471
Less accumulated depreciation	5,332	3,171

	23,509	20,300

Intangible assets:
Employment contracts	14,300	14,300
Engineered drawings	3,000	3,000
Customer purchase agreements	1,700	1,700

Total intangible assets	19,000	19,000
Less accumulated amortization	9,669	6,616

	9,331	12,384

Other assets:
Goodwill	20,276	13,416
Deferred financing costs, net	881	1,305
Other	840	668

Total other assets	21,997	15,389

Total assets	$111,563	$102,406

	December 31
	2005	2004

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Accounts payable — trade	$17,171	$17,654
Accrued expenses	4,030	6,757
Current portion of long-term debt	32,453	13,861
Current portion of capital lease obligation	411	386

Total current liabilities	54,065	38,658

Long-term debt, less current portion	19,184	30,792

Capital lease obligations	1,009	1,420

Long-term accounts payable —trade	2,913	3,830

Deferred income	226	—

Deferred taxes	4,543	5,861

Put option obligation	26,000	17,125

Minority interest	3,585	3,019

Redeemable preferred stock	7,202	5,609

Shareholders’ equity (deficit):
Common stock, $0.001 par value, 300,000 shares authorized; 150,000 issued and outstanding (120,000 — 2004)	—	—
Additional paid-in capital	8,202	1,316
Accumulated deficit	(15,465)	(5,224)
Accumulated other comprehensive income	99	—

Total shareholders’ equity (deficit)	(7,164)	(3,908)

Total liabilities and shareholders’ equity (deficit)	$111,563	$102,406

See notes to consolidated financial statements.

ACAS Acquisition (ASC), Inc. and Subsidiaries
Consolidated Statements of Operations
(In Thousands)

	Years Ended December 31
	2005	2004	2003

Net sales	$98,258	$79,192	$75,796
Cost of sales	71,171	50,969	49,868

Gross profit	27,087	28,223	25,928

Selling, general, and administrative expense	13,504	13,329	10,891
Depreciation and amortization expense	6,541	5,264	4,761

Operating income	7,042	9,630	10,276

Other income (expense):
Interest expense	(7,586)	(5,844)	(5,488)
Accretion of put option obligation	(8,875)	(5,426)	—
Minority interest in income of consolidated subsidiary	(566)	(717)	(560)
Deal costs related to sale of company	(250)	—	—
Other, net	780	1,061	385

(Loss) income before provision for income taxes and cumulative effect of change in accounting	(9,455)	(1,296)	4,613
Income tax (benefit) expense	(807)	900	880

(Loss) income before cumulative effect of change in accounting	(8,648)	(2,196)	3,733
Cumulative effect of change in accounting	—	(4,755)	—

Net (loss) income	$(8,648)	$(6,951)	$3,733

See notes to consolidated financial statements.

ACAS Acquisition (ASC), Inc. and Subsidiaries
Consolidated Statements of Redeemable Preferred Stock,
Warrants, and Shareholders’ Equity (Deficit)
(In Thousands)

			Shareholders’ Equity (Deficit)
					(Accumulated	Accumulated
	Redeemable			Additional	Deficit)	Other
	Preferred		Common	Paid-in-	Retained	Comprehensive
	Stock	Warrants	Stock	Capital	Earnings	Income	Total

Balance at January 1, 2003	$3,053	$6,531	$—	$1,933	$437	$—	$2,370
Net income	—	—	—	—	3,733	—	3,733
Accretion of preferred stock discount from attached warrants	774	—	—	(774)	—	—	(774)
Accrued preferred stock dividends	504	—	—	—	(504)	—	(504)
Accretion of stock purchase warrants to fair value	—	1,572	—	(1,159)	(413)	—	(1,572)
Distributions	—	—	—	—	(248)	—	(248)

Balance at January 1, 2004	4,331	8,103	—	—	3,005	—	3,005
Net loss	—	—	—	—	(6,951)	—	(6,951)
Accretion of Preferred Stock discount from attached warrants	774	—	—	—	(774)	—	(774)
Accrued Preferred Stock dividends	504	—	—	—	(504)	—	(504)
Change in accounting for stock purchase warrants	—	(8,103)	—	1,159	—	—	1,159
Stock options compensation expense	—	—	—	157	—	—	157

Balance at December 31, 2004	5,609	—	—	1,316	(5,224)	—	(3,908)
Net loss	—	—	—	—	(8,648)	—	(8,648)
Foreign exchange conversion	—	—	—	—	—	99	99
Issuance of common stock	—	—	—	6,860	—	—	6,860
Accretion of Preferred Stock discount from attached warrants	1,089	—	—	—	(1,089)	—	(1,089)
Accrued Preferred Stock dividends	504	—	—	—	(504)	—	(504)
Stock options compensation expense	—	—	—	26	—	—	26

Balance at December 31, 2005	$7,202	$—	$—	$8,202	$(15,465)	$99	$(7,164)

See notes to consolidated financial statements.

ACAS Acquisition (ASC), Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In Thousands)

	Years Ended December 31
	2005	2004	2003

Operating activities
Net loss	$(8,648)	$(6,951)	$3,733
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Cumulative effect of change in accounting	—	4,755	—
Depreciation and amortization of intangibles	6,541	5,264	4,761
Amortization of deferred financing costs	424	439	465
Amortization of discount on debt	392	392	419
Accretion of put option obligation	8,875	5,426	—
Stock option expense	26	157	—
Deferred income taxes	(527)	(1,210)	(838)
Minority interest	566	717	560
Provision for bad debts	(64)	50	189
Changes in operating assets and liabilities:
Accounts receivable	2,294	2,211	(3,518)
Inventories	(5,400)	(11,755)	3,048
Prepaid expenses	37	(422)	(28)
Accounts payable	(1,400)	8,756	(476)
Accrued expenses	(2,501)	988	(1,517)
Other	(1,099)	(652)	(1,049)

Net cash (used in) provided by operating activities	(484)	8,165	5,749

Investing activities
Purchase of property and equipment	(5,671)	(11,731)	(3,837)

Net cash used in investing activities	(5,671)	(11,731)	(3,837)

Financing activities
Net borrowings under revolving credit facilities and other debt	8,306	5,414	(1,010)
Payment of long-term debt	(2,100)	(2,100)	(2,075)
Distribution	—	—	(248)

Net cash provided by (used in) financing activities	6,206	3,314	(3,333)

Net increase (decrease) in cash	51	(252)	(1,421)
Cash — beginning of year	1,501	1,753	3,174

Cash — end of year	$1,552	$1,501	$1,753

See notes to consolidated financial statements.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2005, 2004 and 2003
1. Organization and Nature of Business
Basis of Presentation
Effective October 29, 2002 (the Transaction Date), the shareholders of ASC Industries, Inc. (Industries) approved a definitive agreement with American Capital Strategies, Inc. (ACAS) to acquire all of the outstanding shares of Industries. On the Transaction Date, Industries became a wholly owned subsidiary of a newly formed company, ACAS Acquisition (ASC), Inc. (the Company or ASC). All subsidiaries which were subject to the transaction are consolidated into ASC. Aggregate consideration was $39.3 million including $28.8 million in cash and 120,000 shares of common stock of the Company valued at $10.5 million. Under the terms of the purchase agreement, the Company was required to distribute 30,000 additional shares of common stock to the former shareholders of Industries when specific earnings targets, as defined, were met within two years of the Transaction Date. Further, under the terms of the purchase agreement, the achievement of the earnings targets were determined by the Company following the issuance of its audited consolidated financial statements for the year ended December 31, 2004. The earnings targets were met and the Company’s Board of Directors approved the issuance of the 30,000 additional shares valued at $6.9 million. The value of the additional shares issued was accounted for as additional goodwill in 2005.
Nature of Business
The Company is headquartered in North Canton, Ohio. ASC is a leading global manufacturer and distributor of new water pumps for automotive and light truck vehicles. The Company also conducts operations through its wholly owned subsidiaries ASC Tianjin Auto Parts, Inc. (ASC-T) and ASC (Beijing) Consulting Company, Inc. (ASC-B), and through a majority owned joint venture Shandong Yanzhou ASC Liancheng Industries, Co. (ASC-L), all located in the People’s Republic of China with combined total net assets of approximately $20.1 and $17.9 million at December 31, 2005 and 2004, respectively. The majority of production from ASC-T and ASC-L are sold to ASC for use in the production of its finished water pumps. ASC-B performs various services for third party vendors related to the sale of their products to ASC Industries, and derives commissions in exchange for these services. Canton Auto Import Sales, Inc. (CAIS), a wholly owned subsidiary, provides certain services for the Company’s facilities in China. In exchange, ASC-T and ASC-L pay a monthly commission to CAIS for these services. POS Sales Corp. No. 7, Inc. (POS), a wholly owned subsidiary of the Company, maintains and sells consignment water pump inventory to one of the Company’s major customers. The Company sells its water pumps to customers throughout North America and extends credit to these customers, a significant portion of which are automobile industry service centers, and generally without requiring collateral.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
1. Organization and Nature of Business (continued)
Subsequent Events
On March 9, 2006, ASC entered into a definitive agreement with United Components, Inc (UCI) under which UCI will acquire the capital stock of the Company for $154.7 million and ASC will become a wholly owned subsidiary of UCI. Under the terms of the agreement, UCI will assume certain debt of the Company and will pay ASC stockholders an additional $4 million in purchase price following the acquisition, based upon the achievement of certain operational objectives. On April 12, 2006, the Company received regulatory approval from the Federal Trade Commission to consummate the transaction. Management expects closing of the transaction to occur by May 25, 2006.
2. Summary of Significant Accounting Policies
Change in Accounting Policy
The Company adopted Statement of Financial Accounting Standard (SFAS) No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity, effective January 1, 2004. Under SFAS No. 150, certain financial instruments with characteristics of liabilities and equity are required to be classified and measured at fair value as a liability, as such instruments embody an obligation. The Company’s detachable stock purchase warrants, subject to a put option described in Note 8, meet the SFAS No. 150 definition of a liability. Accordingly upon adoption, the Company recognized the fair value accretion of the warrants from inception to January 1, 2004, of $4,755,000 as a cumulative effect of a change in accounting. Subsequent to adoption, the fair value adjustment for the Company’s detachable stock purchase warrants, subject to put option, was recognized in the Consolidated Statements of Operations.
Consolidation
The accompanying consolidated financial statements of the Company include the accounts of the Company and its subsidiaries. Minority interest is reflected in the accompanying consolidated financial statements for the minority owner’s 49% share of ASC-L. All intercompany accounts and transactions are eliminated in consolidation.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Revenue Recognition
Sales are generally recognized when products are shipped and title transfers to customers. Certain of the Company’s customers have the contractual right to return a percentage of previously purchased products in resaleable condition to the Company with the completion of an offsetting order of equal or greater value. Sales are reduced by the estimated amount of future product returns.
Shipping costs for items sold are included in cost of sales.
Stock-Based Compensation
The Company accounts for stock-based compensation using the fair value approach in accordance with SFAS No. 123, Accounting for Stock-Based Compensation. Under the fair value approach, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.
The weighted-average fair value per share of stock options granted during 2003 was approximately $41.65 per share. The fair value for these options was estimated at the grant date using a minimum value option pricing model with the assumptions detailed below:

Risk-free interest rate	5.0%
Expected dividend yield	0.0%
Expected lives	5 years
Volatility	0.0%
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheets and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Cash
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.
Accounts Receivable
The Company’s allowance for doubtful accounts is estimated by management based on a review of historic losses, existing economic conditions, and the level and age of receivables from specific customers.
Inventories
Inventories are stated at the lower of cost or market. The Company uses the weighted-average cost method to determine cost for its inventory.
Property and Equipment
Property and equipment are stated at cost. The Company provides depreciation on leasehold improvements and machinery and equipment using the straight-line method over the assets’ estimated useful lives that range from three to ten years. Depreciation expense, including amortization of property and equipment under capital leases, amounted to approximately $3,487,000, $2,211,000, and $1,700,000 for the years ended December 31, 2005, 2004, and 2003, respectively. Maintenance, repairs and minor renewals are charged to operations when incurred. Additions and major renewals are capitalized.
Impairment of Tangible Long-Lived Assets
If an indication of potential impairment exists, the Company assesses the recoverability of the subject long-lived tangible assets by determining whether the depreciation of the remaining balance of the asset over its remaining useful life can be recovered through undiscounted future operating cash flows. If impairment exists, the amount of impairment is calculated using a discounted cash flow analysis and the carrying amount of the related asset is reduced to fair value.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Goodwill and Intangible Assets
The Company accounts for goodwill and intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. Goodwill is not amortized and is reviewed for impairment at least annually. Intangible assets with definite lives are being amortized over their estimated useful lives which are five, six, and ten years for customer purchase agreements, employment contracts, and engineered drawings, respectively. Amortization expense of approximately $3,100,000 was recognized in 2005, 2004, and 2003.
Estimated annual intangible amortization expense in each of the next five years is as follows (in thousands):

2006	$3,028
2007	2,867
2008	2,286
2009	300
2010	300
Thereafter	550

$9,331

Under the terms of the 2002 purchase agreement, the Company was required to distribute 30,000 additional shares of common stock to the former shareholders of Industries if specific earnings targets are met within two years of the Transaction Date. As of December 31, 2004, the earnings targets were met and in 2005 the 30,000 shares valued at $6.9 million were issued and were recorded as additional goodwill.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Income Taxes
The Company’s foreign subsidiaries ASC-B, ASC-T, and ASC-L are taxable corporations. In accordance with the relevant tax laws in the People’s Republic of China, the subsidiaries are subject to corporate income tax at rates ranging between 24-33% depending upon the type of company and location. However, because they are export companies, ASC-T and ASC-L are exempted from corporate income tax and local income tax for their first two profit-making years (after deducting losses incurred in previous years) and are entitled to a 50% tax reduction for the succeeding three years. The applicable income tax rate for ASC-T was 12% for 2005, 2004, and 2003. The applicable income tax rate for ASC-L was 15% for 2005 and 2004, and 0% for 2003. The applicable income tax rate for ASC-B was 33% for both 2005 and 2004.
The Company is subject to income tax at the corporate level and accounts for income taxes using the liability method. Deferred taxes are recognized for the tax consequences of temporary differences between the financial statement amounts and the tax basis of assets and liabilities.
Advertising Costs
Advertising costs, which the Company expenses when incurred, were approximately $309,000, $216,000, and $156,000, in 2005, 2004 and 2003, respectively. The amounts include costs related to advertisements purchased in various trade publications.
Research and Development Costs
Research and Development costs, which the Company expenses when incurred, were approximately $100,000, $154,000, and $112,000 in 2005, 2004 and 2003, respectively. The amounts are comprised of costs related to the development and design of the Company’s products.
Foreign Currency Translation
The functional currency for subsidiaries outside the United States is the local currency. Assets and liabilities of these subsidiaries are translated into United States dollars at the rates of exchange at the balance sheet dates. Income and expense items are translated at average monthly rates of exchange.
Foreign currency transaction losses of $501,000, $79,000, and $32,000 in 2005, 2004, and 2003, respectively, are included in the consolidated statement of operations.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
3. Inventories
Inventories consist of the following (in thousands):

	December 31
	2005	2004
Raw materials	$17,910	$17,300
Finished goods	16,889	12,099

	$34,799	$29,399

4. Income Taxes
For financial statement reporting purposes, loss before provision for income taxes and cumulative effect of change in accounting, based on the geographic location of the operation to which such earnings are attributable, is summarized below (in thousands):

	December 31
	2005	2004	2003
United States	$(11,031)	$(5,353)	$579
China	1,576	4,057	4,034

	$(9,455)	$(1,296)	$4,613

Consolidated income tax (benefit) expense is comprised of the following (in thousands):

	2005	2004	2003
Current:
Federal	$(506)	$1,468	$1,356
Foreign	226	642	362

	(280)	2,110	1,718

Deferred
Federal	(527)	(1,210)	(838)
Foreign	—	—	—

	(527)	(1,210)	(838)

Total income tax (benefit) expense	$(807)	$900	$880

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
4. Income Taxes (continued)
Income tax expense is different than the amount computed by applying the U.S. Federal statutory rate to income before income taxes primarily due to permanent differences between book income and taxable income. These consist primarily of the nondeductible book expense related to the accretion of stock purchase warrants and foreign tax rate differences. Income taxes in the amount of $0.7 million, $2.9 million, and $1.6 million were paid in 2005, 2004, and 2003, respectively.
Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities used for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets arise primarily from allowance reserves and other accruals that do not meet the criteria for deduction from taxable income until a future period, while deferred tax liabilities are primarily due to the transaction costs allocated to intangible assets with definite lives and differences in depreciation and amortization methods and lives. At December 31, 2005 and 2004, the Company had deferred tax assets of $1.6 million and $2.4 million, respectively, and deferred tax liabilities of $4.6 million and $6 million, respectively.
The Company has not provided for U.S. income taxes on earnings of foreign subsidiaries as they are considered to be indefinitely reinvested in operations outside the United States.
5. Indebtedness
The Company had the following debt outstanding as of December 31, 2005 and 2004 (in thousands):

	December 31
	2005	2004
Revolving credit facility	$10,878	$7,581
Senior term loan A	4,000	6,000
Senior term loan B	8,000	8,100
12% senior subordinated notes	13,000	13,000
13% junior subordinated notes	7,500	7,500
Other debt	9,677	4,281
Unamortized debt discounts	(1,418)	(1,809)

	51,637	44,653
Less amounts due within one year	32,453	13,861

Long-term debt, net of discounts	$19,184	$30,792

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
5. Indebtedness (continued)
The Company maintains a revolving bank facility (the Credit Facility) with GMAC Business Credit, LLC (GMAC). The Credit Facility provides for a borrowing base in an amount equal to the lesser of $15 million or the result of a Revolving Advance formula as defined in the Loan and Security Agreement and is secured by substantially all of the Company’s assets. At December 31, 2005 and December 31, 2004, the borrowing base on the Credit Facility was $15 million, of which $4.1 million and $7.4 million were available to be drawn, respectively. Interest is payable quarterly or as LIBOR notes mature. The Credit Facility expires in October 2006. The interest rate on the Credit Facility is either the prime rate plus 2.75% or LIBOR plus 3.75%, depending upon the type of allowable loans outstanding. A facility fee is paid quarterly on the undrawn balance at a rate of 0.5% depending upon the percentage of the borrowing base outstanding. The weighted-average interest rate on these borrowings was 10.00% on December 31, 2005.
The Company has a senior term loan A (Term Loan A) held by GMAC. Term Loan A is payable in equal quarterly installments of $500,000 on each March 31, June 30, September 30, December 31, and March 31, with a final principal installment of $2.5 million in October 2006. Term Loan A is secured by substantially all of the Company’s assets and bears interest at the greater of a minimum rate of 6.00%, prime rate plus 3.00% or LIBOR plus 4.00%. The outstanding balance on the Term Loan A was $4.0 million and the interest rate was 8.53% at December 31, 2005.
The Company has a senior term loan B (Term Loan B) held by ACAS. Term Loan B is payable in equal quarterly installments of $25,000 on each March 31, June 30, September 30, and December 31, with a final principal installment of $7.9 million in September 2006. Term Loan B is available for prepayment at any time by the Company, in whole or in part in multiples of $100,000, at an amount equal to the 105% of the principal amount prepaid declining 1% annually on October 29. Term Loan B is secured by substantially all of the Company’s assets and bears interest at a rate of LIBOR plus 6.10%. The outstanding balance on the Term Loan B was $8.0 million and the interest rate was 10.39% at December 31, 2005.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
5. Indebtedness (continued)
The Company has 12% senior subordinated notes due 2008 (the 12% Notes) held by ACAS. The 12% Notes are payable in equal quarterly installments of $1,083,333 commencing on December 31, 2007, and on each March 31, June 30, September 30, and December 31 thereafter, and a final principal installment in September 2010. The 12% Notes are not available for early redemption by the Company as long as Term Loan B remains outstanding. Thereafter, the 12% Notes are redeemable at the option of the Company, in whole or in part in multiples of $100,000, at an amount equal to 105% of the principal amount prepaid declining 1% annually on October 29 to 100% in 2007. The 12% Notes are secured by substantially all of the Company’s assets and are subordinated to all senior debt of the Company.
The Company has 13% junior subordinated notes due 2009 (the 13% Notes) payable to ACAS. The 13% Notes are payable in equal quarterly installments of $625,000 commencing on December 31, 2008, and on each March 31, June 30, September 30, and December 31 thereafter, and a final principal installment in September 2011. The 13% Notes are not available for early redemption by the Company as long as Term Loan B and 12% Notes remain outstanding. Thereafter, the 13% Notes are redeemable at the option of the Company, in whole or in part in multiples of $100,000, at an amount equal to the 105% of the principle amount prepaid declining 1% annually on October 29 to 100% in 2007. The 13% Notes are secured by substantially all of the Company’s assets and are subordinated to all senior debt of the Company.
Maturities of long-term debt at December 31, 2005, are as follows (in thousands):

2006	$32,453
2007	1,112
2008	4,958
2009	4,958
2010	3,875
Thereafter	5,699

$53,055

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
5. Indebtedness (continued)
The debt agreements contain various covenants including certain financial ratio requirements. At December 31, 2005, the Company was not in compliance with its Capital Expenditures covenant on its borrowing with GMAC and with its requirement to furnish annual audited financial statements to its lenders within 120 days after the end of the 2005 fiscal year. These events of noncompliance were cured through the issuance of waivers by GMAC and ACAS on May 8, 2006. Interest paid during 2005, 2004, and 2003 totaled approximately $4.8 million, $3.9 million, and $3.7 million, respectively.
Deferred financing costs of approximately $2.1 million were incurred and are being amortized over the term of the various debt agreements, which range from four to nine years, using the interest rate method.
The fair value of long-term debt approximates the amounts recorded.
6. Leasing Arrangements
The Company leases certain of its office space and equipment under various leasing arrangements including leases with ASC Manufacturing, Ltd. The Company’s President is the owner of ASC Manufacturing, Ltd., a company that is in the business of owning and leasing or renting production equipment, and commercial real estate. The Company has a rental agreement with ASC Manufacturing, Ltd. whereby it rents its North Canton facility for $85,100 per month.
This agreement terminates on June 30, 2007, at which time it may be extended for three five-year periods under the same terms and provisions. The Company paid approximately $1,022,000 of rent for these facilities in both 2005 and 2004 and $994,000 in 2003.
The Company also has a capital lease with ASC Manufacturing Ltd. for an automated aluminum water pump assembly and test system which it uses in the normal course of business in its North Canton facility and is included within machinery and equipment. The initial lease amount was $879,800 and the Company makes quarterly payments of $14,700 to lease this equipment. As of December 31, 2005, the Company had recorded $311,000 accumulated amortization related to this capital lease. The lease is in effect through September 30, 2017, at which time ASC may purchase the equipment at its option for $1. The Company made $58,700, $73,300 and $44,100 in lease payments for the lease of this equipment in 2005, 2004, and 2003, respectively.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
6. Leasing Arrangements (continued)
The Company has a capital lease with JPMorgan Chase for an automated grey-iron water pump assembly and test system which it uses in the normal course of business in its North Canton facility and is included within machinery and equipment. The initial lease amount was $1,057,000 and the Company makes monthly payments of $32,800 to lease this equipment As of December 31, 2005, the Company had recorded $126,000 accumulated amortization related to this capital lease.
In November 2005, ASCL entered into a transaction whereby it sold its interest in a manufacturing facility in Yanzhou, China to its minority interest partner for $1.7 million. ASCL subsequently entered into a lease with the partner to lease the facility back for a five year term, which is renewable at the option of both parties for five subsequent five-year terms. Under the terms of the agreement, ASCL is obligated to make future minimum lease payments of $338,000 in each of the next five years. ASCL recognized a gain of $287,000 which has been deferred and is being amortized over the lease term.
The future minimum lease payments, by year and in the aggregate, under capital leases and noncancelable lease terms in excess of one year, consisted of the following at December 31, 2005 (in thousands):

		Noncancelable
	Capital	Operating
	Leases	Leases
2006	$457	$1,088
2007	457	653
2008	63	34
2009	63	3
2010	63	1
Thereafter	507	—

Total minimum payments	1,610	$1,779

Less amounts representing interest	190

Present value of net minimum lease payments	$1,420

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
7. Commitments and Contingencies
ACAS Acquisition is involved in various legal actions and claims arising in the ordinary course of business. In the opinion of management, such litigation and claims are likely to be resolved without material adverse effect on the Company’s financial position or results of operations.
8. Redeemable Preferred Stock and Warrants
At the Transaction Date, in exchange for $7.2 million in cash the Company issued to ACAS 72,000 shares of redeemable preferred stock (the Preferred Stock) with a $100 per share redemption value, cumulative 7% dividend, and having ten voting rights per share. The Preferred Stock accrues dividends at a rate of $42,000 per month. The shares may be redeemed at ACAS’s option at the earlier of the exercise of the common stock warrants by ACAS, a change in control of the Company or October 2012. The carrying amount of Preferred Stock has been discounted by the fair market value of attached warrants and by the fees associated with the issuance of the Preferred Stock. The discount is being accreted using the straight-line method. At December 31, 2005, the Preferred Stock has a liquidation preference of $8.8 million.
Warrants to purchase 74,888 shares of the Company’s common stock at $0.001 per share were issued to ACAS in conjunction with the issuance of the Preferred Stock, the 13% Notes and the 12% Notes. These warrants may be exercised at ACAS’s option at the earlier of October 2007 or the payment by the Company of all debt payable to ACAS. The warrants were initially valued at $6.5 million and the resulting discount has been allocated among the Preferred Stock, the 13% Notes and the 12% Notes.
As the Preferred Stock and warrants may be redeemed at ACAS’s option, these instruments have been excluded from shareholders’ equity.
On May 15, 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity, (SFAS 150) which establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. On January 1, 2004, the Company adopted SFAS 150 for its warrants and recorded $4,755,000 cumulative effect of change in accounting. The Company recognized $8.9 million and $5.4 million in fair value adjustments for the stock purchase warrants in 2005 and 2004, respectively, which has been recorded as a non-cash interest expense and an increase in the long-term liability.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
9. Stock-Based Compensation Plan
The Company’s 2002 Stock Option Plan provides for the awarding or granting of options to purchase up to 12,460 shares of ASC’s common stock. Through December 31, 2005, the Company granted 11,267 stock options under this plan. All options outstanding under the plan were granted at an exercise price of $100 per share and expire ten years from date of grant. The options outstanding at December 31, 2005, have a remaining contractual life of 7.4 years. The plan is designed so that 75% of the options (Performance Vesting Shares) vest upon the attainment of established EBITDA targets by the Company (as defined in the stock option plans) and the remaining 25% of the options (Time Vesting Shares) vest equally over a four year-period of time from the date of grant. The plan includes acceleration provisions for the Performance Vesting Shares if the established EBITDA targets are surpassed. Of the options granted 4,126, 3,511, and 411 were exercisable as at December 31, 2005, 2004, and 2003, respectively. The Company recognized compensation expense of $25,600, $157,000, and $0 during 2005, 2004, and 2003, respectively.
A summary of the Company’s stock option activity and related information is as follows:

	Share	Exercise
	Options	Price
Outstanding at January 1, 2003	—	$—
Options granted	11,267	100

Outstanding at December 31, 2003	11,267	100
Options granted	—	—

Outstanding at December 31, 2004	11,267	100
Options granted	—	—

Outstanding at December 31, 2005	11,267	$100

10. Related-Party Transactions
The Company pays an annual fee payable quarterly to ACAS for managerial services provided to the Company. The fee was $350,000 in both 2005 and 2004 and $325,000 in 2003, and will remain at $350,000 per year for as long as ACAS maintains ownership of at least 10% of the Preferred Stock.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
11. Major Customers
Substantially all of the Company’s trade accounts receivable is from entities in the automobile industry. For the year ended December 31, 2005, two customers accounted for 38.1% and 20.4% of net sales, respectively. ASC has contractual sales agreements ranging from two to five years with these customers. The Company performs periodic credit evaluations of its customers’ financial condition and as a result, believes that its trade accounts receivable credit risk exposure is limited. Management believes that the loss of any one of these customers could have a material long-term adverse effect on the Company.
In August 2004, the Company consummated an agreement with one of its major customers (POS Customer), whereby its wholly owned subsidiary, POS Sales Corp. No. 7, Inc. repurchased approximately $10.1 million of water pump inventory which is held in consignment at the POS Customer’s locations. This inventory is treated as Pay-On-Scan inventory, whereby title for the products transfers to the POS Customer and a subsequent sale is recorded by the Company when the POS product is sold to a purchaser by the POS Customer. The repurchase transaction was recorded as a reversal of sale, resulting in a reduction to Net Sales of $10,076,000 and a reduction of Cost of Sales in the amount of $6,464,000.
During 2005, the Company consummated two additional agreements with one of its major customers (POS Customer), whereby its wholly owned subsidiary POS Sales Corp. No. 7, Inc. repurchased approximately $4.4 million of water pump inventory which is held in consignment at the POS Customer’s locations. This inventory is treated as Pay-On-Scan inventory, whereby title for the products transfers to the POS Customer and a subsequent sale is recorded by the Company when the POS product is sold to a purchaser by the POS Customer. The repurchase transaction was recorded as a reversal of sale, resulting in a reduction to Net Sales of $4,377,000 and a reduction of cost of sales in the amount of $2,806,000.
12. Profit-Sharing Plan and Trust
The Company maintains a 401(k) profit-sharing plan covering employees who meet the minimum age and years of service eligibility requirements. The Company contributed $132,300, $115,800, and $41,300 to the plan in 2005, 2004, and 2003, respectively. The plan is held in trust at John Hancock Life Insurance Company.